EXHIBIT 23.2

Consent of Independent Auditor

AMAG Pharmaceuticals, Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 30, 2014, relating to the consolidated financial statements of Lumara Health Inc. (formerly K-V Pharmaceutical Company), incorporated by reference in this Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

February 10, 2015

Consent of Independent Registered Public Accounting Firm

AMAG Pharmaceuticals, Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated June 14, 2012, relating to the consolidated financial statements and the effectiveness of Lumara Health Inc.’s (formerly K-V Pharmaceutical Company) internal control over financial reporting, incorporated by reference in this Prospectus. Our report on the consolidated financial statements dated June 14, 2012 contains an explanatory paragraph regarding Lumara Health Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

February 10, 2015